UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 26, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Introduction
On July 30, 2019, Overstock.com, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has declared a dividend (the “Dividend”) payable in shares of its Digital Voting Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”). The record date for the Dividend will be September 23, 2019, and the payment date for the Dividend will be November 15, 2019. The Dividend will be payable at a ratio of 1:10, meaning that one share of Series A-1 Preferred Stock will be issued for every ten shares of common stock, Series A-1 Preferred Stock or Voting Series B Preferred Stock (the “Series B Preferred Stock”) held by holders of such shares as of the record date.

Item 3.03 Material Modification to Rights of Security Holders.
On July 26, 2019, the Company filed an Amended and Restated Certificate of Designation of Voting Series B Preferred Stock of the Company with the Delaware Secretary of State (the “Amended and Restated Series B Certificate of Designation”), decreasing the number of authorized shares of Series B Preferred Stock to 370,000 shares. The rights of the holders of shares of Series B Preferred Stock are not materially affected by the amendment. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Series B Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 3.03.
On July 26, 2019, the Company filed a Certificate of Elimination of Blockchain Voting Series A Preferred Stock of the Company (the “Series A Preferred Stock”) with the Delaware Secretary of State (the “Series A Certificate of Elimination”), as of which date no shares of Series A Preferred Stock were outstanding. The Series A Certificate of Elimination has the effect of eliminating from the Company’s certificate of incorporation all matters set forth in the Certificate of Designation of Blockchain Voting Series A Preferred Stock of the Company. Pursuant to the resolutions of the Board of Directors set forth in the Certificate of Elimination, no further shares of Series A Preferred Stock will be issued. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate of Elimination, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 3.03.
On July 26, 2019, the Company filed an Amended and Restated Certificate of Designation of the Series A-1 Preferred Stock of the Company with the Delaware Secretary of State (the “Amended and Restated Series A-1 Certificate of Designation”), increasing the number of authorized shares of Series A-1 Preferred Stock to 4,630,000 shares. The rights of the holders of shares of Series A-1 Preferred Stock are not materially affected by the amendment. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Series A-1 Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.3 and is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On July 30, 2019, the Company issued a press release regarding the declaration of the Dividend. A copy of the press release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished with this report:

3.1	Amended and Restated Certificate of Designation of Voting Series B Preferred Stock of Overstock.com, Inc.
3.2	Certificate of Elimination of Blockchain Voting Series A Preferred Stock of Overstock.com, Inc.
3.3	Amended and Restated Certificate of Designation of Digital Voting Series A-1 Preferred Stock of Overstock.com, Inc.
99.1	Press Release dated July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	July 30, 2019